Exhibit 1.1

EXECUTION VERSION

7,500,000 Shares of Common Stock

Omega Healthcare Investors, Inc.

UNDERWRITING AGREEMENT

September 9, 2019

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

As Representative of the

several Underwriters listed

in Schedule A hereto

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

As Forward Seller

Bank of America, N.A.

One Bryant Park

New York, New York 10036

As Forward Purchaser

Ladies and Gentlemen:

Introductory. Each of Omega Healthcare Investors, Inc., a Maryland corporation (the “Company”), and BofA Securities, Inc. (in its capacity as seller of Borrowed Shares (as defined below), the “Forward Seller”), at the Company’s request in connection with one or more letter agreements (each such letter agreement, a “Forward Sale Agreement”) between the Company and Bank of America, N.A. (in such capacity, the “Forward Purchaser”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the applicable Forward Sale Agreement), of a number of shares of common stock, par value $0.10 per share (“Common Stock”) of the Company equal to the applicable number of Underwritten Borrowed Shares (as defined below) sold by the Forward Seller pursuant to this Agreement, confirms its agreement with BofA Securities, Inc. (in such capacity, the “Representative”) and each of the other underwriters named in Schedule A hereto (together with the Representative, the “Underwriters”), with respect to (i) the sale by the Forward Seller and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 7,500,000 shares of Common Stock (the “Underwritten Borrowed Shares”) and (ii) the grant by the Forward Seller to the Underwriters, acting severally and not jointly, of the option described in Section 3(c) hereof to purchase all or any part of 1,125,000 additional shares of Common Stock (the “Borrowed Option Shares”), if and to the extent that the Representative shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock.

The Underwritten Borrowed Shares and the Company Top-Up Underwritten Shares (as defined in Section 12(a) hereof) are herein referred to collectively as the “Underwritten Forward Shares.” The Company Top-Up Underwritten Shares and the Company Top-Up Option Shares (as defined in Section 12(a) hereof) are herein referred to collectively as the “Top-Up Shares.”  The Borrowed Option Shares and the Company Top-Up Option Shares are herein referred to collectively as the “Forward Option Shares.”  The Underwritten Borrowed Shares and the Borrowed Option Shares are herein referred to as the “Borrowed Shares.” The Underwritten Forward Shares and the Forward Option Shares are herein referred to collectively as the “Forward Shares.” References herein to the “Forward Sale Agreements” are to the initial Forward Sale Agreement and/or any Additional Forward Sale Agreement (as defined below) as the context requires.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3, File No. 333-227148, including a base prospectus (the “Base Prospectus”) covering the registration of the Forward Shares (among other shares) under the Securities Act (as defined below). Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule  430B under the Securities Act, is called the “Registration Statement.” The preliminary prospectus supplement dated September 9, 2019 describing the Forward Shares and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Forward Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Forward Shares and the offering thereof (the “Final Prospectus Supplement”). References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus. As used herein, “Applicable Time” is 8:25 p.m. (New York City time) on September 9, 2019. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, and the pricing information set forth in Schedule B hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Forward Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be. All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Forward Shares as contemplated by Section 4(o) of this Agreement.

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In the event that the Company has only one subsidiary, then all references herein to “subsidiaries” of the Company shall be deemed to refer to such single subsidiary, mutatis mutandis.

The Company understands that the Underwriters propose to make a public offering of the Forward Shares as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1.           Representations and Warranties of the Company.

The Company hereby represents, warrants and covenants to each Underwriter, the Forward Purchaser and the Forward Seller as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

(a)           Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act, as well as at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Forward Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well known seasoned issuer” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, and became effective on August 31, 2018. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the Company’s use of the automatic shelf registration form. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Conduct Rule 5110(B)(7)(C)(i). The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(b)           Disclosure. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters, the Forward Purchaser and the Forward Seller for use in connection with the offer and sale of the Forward Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not, and at the First Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any Prospectus wrapper), as of its date, did not, and at the First Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter, the Forward Purchaser or the Forward Seller furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 10(b) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

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(c)           Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Forward Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Forward Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule B, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus. Each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           Distribution of Offering Material By the Company. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2, and (ii) the completion of the public offer and sale of the Forward Shares, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Forward Shares other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representative, the Forward Purchaser and the Forward Seller, the free writing prospectuses, if any, identified on Schedule B hereto.

(e)           The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(f)            The Forward Sales Agreements. The initial Forward Sale Agreement has been duly authorized, executed and delivered by the Company, and upon authorization, execution and delivery of such agreement by the Forward Purchaser, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or general equitable principles. Each Additional Forward Sale Agreement, if any, will be duly authorized, executed and delivered by the Company, and upon authorization, execution and delivery of such agreement by the Forward Purchaser, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or general equitable principles.

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(g)           Authorization of the Shares. The Top-Up Shares, if any, to be issued and sold by the Company hereunder have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Top-Up Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Top-Up Shares. A number of shares of Common Stock equal to the aggregate of 1.5 times the initial Base Amount (as such term is defined in the applicable Forward Sale Agreement) under each Forward Sale Agreement has been duly authorized and reserved for issuance under each Forward Sale Agreement, and, when issued and delivered by the Company to the Forward Purchaser against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the applicable Forward Sale Agreement, will be validly issued, fully paid and non-assessable, will not be subject to any preemptive rights, rights of first refusal or other similar rights.

(h)           No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement or the Forward Sale Agreements, except for such rights as have been duly waived.

(i)            No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) there has been no material adverse change, or any development that would be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change being referred to herein as a “Material Adverse Change”); (ii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock, except for (x) regular quarterly distributions on the Common Stock and OP Units (as defined below), as applicable, that are consistent with past practice, and (y) dividends paid to the Company or other subsidiaries of the Company.

(j)            Independent Accountants. Ernst & Young LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is (i) an independent registered public accounting firm as required by the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

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(k)          Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. No other financial statements, including pro forma financial statements, or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus. All disclosures contained in the Registration Statement, any preliminary prospectus, the Prospectus and any free writing prospectus that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l)            Company’s Accounting System. The Company makes and keeps accurate books and records and the Company and each of its subsidiaries, considered as one entity, maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(m)          Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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(n)           Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement and the Forward Sale Agreements. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole, (ii) prevent consummation of the transactions contemplated hereby or by the Forward Sale Agreements, or (iii) result in the delisting of the Common Stock from the NYSE (as defined below) (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”).

(o)           Subsidiaries. Other than those subsidiaries of the Company listed on Schedule C hereto (collectively, the “Subsidiaries”), no direct or indirect subsidiary of the Company directly owns real estate assets of at least 5% of the value of the gross real estate assets held by the Company and all of its subsidiaries; the Company owns, directly or indirectly, all of the issued and outstanding capital stock or equity interests, as applicable, of each of the Subsidiaries other than OHI Asset II (CA), LLC (“Subsidiary REIT”) and OHI Healthcare Properties Limited Partnership, L.P. (the “Operating Partnership”); except as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, other than the capital stock or equity interests, as applicable, of the Subsidiaries, or as would not be material to the Company and its Subsidiaries on a consolidated basis, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the charters and the bylaws of the Company and all amendments thereto have been delivered to the Representative, the Forward Purchaser and the Forward Seller; each Subsidiary has been duly incorporated or formed and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation, with full corporate power or limited liability company power, as applicable, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock or equity interests, as applicable, of each of the Subsidiaries have been duly authorized and validly issued, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; all of the outstanding shares of capital stock or equity interests, as applicable, of each of the Subsidiaries other than the Operating Partnership and the Subsidiary REIT are owned by the Company subject to no security interest, other material encumbrance or adverse claims other than security interests, as disclosed in the Prospectus or granted under the Company’s existing senior credit facility or a replacement thereof or the Operating Partnership’s existing term loan or a replacement; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding; and the Company has no “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X under the Act) other than the Operating Partnership.

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(p)           Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth on the Company’s consolidated balance sheet for the quarter ended June 30, 2019 included in the Company’s Form 10-Q for the quarter ended June 30, 2019 (other than for subsequent issuances, if any, pursuant to (i) the Company’s dividend reinvestment and stock purchase plan, (ii) the redemption of OP Units pursuant to the Operating Partnership’s partnership agreement, (iii) the Company’s at-the-market equity shelf program and (iv) employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, the Time of Sale Prospectus and the Prospectus). The Common Stock conforms in all material respects to the description thereof contained in the Time of Sale Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right, except as disclosed in Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 with respect to the sales of shares pursuant to the Company’s dividend reinvestment and stock purchase plan between March 5, 2016 and December 31, 2016. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately presents the information required to be shown with respect to such plans, arrangements, options and rights.

(q)           Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of NYSE.

(r)           Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as would not be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and the Forward Sale Agreements, consummation of the transactions contemplated hereby and thereby and the issuance and sale of the Forward Shares and any shares of Common Stock issued, sold and delivered pursuant to the Forward Sale Agreements (including the use of proceeds from the sale of the Forward Shares and pursuant to the Forward Sale Agreements as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except in the case of clause (ii) above, any such conflict or breach as would not individually, or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement or the Forward Sale Agreements. and consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws or FINRA. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

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(s)           Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(t)            No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company, or any of its subsidiaries, which would be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement or the Forward Sale Agreements, or the performance by the Company of its obligations hereunder and thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, if determined adversely to the Company, would not be expected to have a Material Adverse Effect.

(u)           Intellectual Property Rights. Each of the Company and the Subsidiaries owns, or has obtained valid and enforceable licenses for or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect.

(v)           All Necessary Permits, etc. Except as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company and the Subsidiaries and each tenant or proposed tenant of its properties have (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an “Authorization”) necessary to engage in the business conducted by it in the manner described in the Prospectus, except as would not, individually or in the aggregate, have a Material Adverse Effect and (B) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where any such limitations, suspensions or revocations would not, individually or in the aggregate, have a Material Adverse Effect; all such Authorizations are valid and in full force and effect and the Company and the Subsidiaries are in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity of any Authorization, any failure of any Authorization to be in full force and effect or any noncompliance with any Authorization that would not, individually or in the aggregate, have a Material Adverse Effect.

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(w)           Title to Properties. The Company, and each of the Subsidiaries, has insurable title, and, in the case of real property, in fee simple, to the properties (real and personal (including, without limitation, mortgage loans and unsecured loans) described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as being owned or leased by the Company or any of the Subsidiaries (the “Properties”), free and clear of all liens, claims, mortgages, deeds of trust, restrictions, security interests or other encumbrances, or defects (“Property Encumbrances”), except for (x) Property Encumbrances as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (y) the leasehold interests of lessees in the Properties of the Company and the Subsidiaries held under lease (the “Leases”) and (z) any other Property Encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect; and all Property Encumbrances on or affecting the Properties which are required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, if any, are disclosed therein as required.

(x)           Leases. Each of the Leases pertaining to the Properties has been duly authorized by the Company or a Subsidiary, as applicable, and is a valid, subsisting and enforceable agreement of the Company or such Subsidiary, as applicable, and, to the Company’s knowledge, each other party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or general equitable principles.

(y)           Tax Law Compliance. All federal, state, local and foreign income tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed, all such tax returns are correct and complete in all material respects, and all federal taxes and all material state, local, foreign and other taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided; and to the Company’s knowledge, there is no tax deficiency which has been asserted against the Company or any Subsidiary, except any tax deficiency which would not, individually or in the aggregate, have a Material Adverse Effect.

(z)           Insurance. Each of the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amount as the Company reasonably deems to be adequate and as are customary in the business in which they are engaged, except as described in the Prospectus; except as would not, individually, or in the aggregate, have a Material Adverse Effect, all policies of insurance insuring the Company and the Subsidiaries or any of their businesses, assets, employees, officers, directors and trustees are in full force and effect on the date hereof and will be fully in force at the First Closing Date and any Option Closing Date; and the Company and the Subsidiaries are in compliance with the terms of such policies, except as would not, individually, or in the aggregate, have a Material Adverse Effect. Except as would not, individually or in the aggregate, have a Material Adverse Effect or as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

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(aa)     Compliance with Environmental Laws. Except as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that would reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries, nor, to the Company’s knowledge, any seller, lessee, sublessee or operator of any Property or portion thereof or any previous owner thereof, (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below); and neither the Company nor any of the Subsidiaries, nor, to the Company’s knowledge, any seller, lessee, sublessee or operator of any Property or portion thereof or any previous owner thereof, has received from any governmental authority notice of any violation, concerning the Properties, of any municipal, state or federal law, rule or regulation or of any Environmental Law, except for such violations as have heretofore been cured and except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect (as used herein, “Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(bb)     ERISA Compliance. Except as set forth in the Registration Statement, the Time of Sale Prospectus or a the Prospectus, neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice, except as would not, individually or in the aggregate, have a Material Adverse Effect, and there has been no violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect; there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries that is pending or, to the knowledge of the Company, threatened.

(cc)     Company Not an “Investment Company.” The Company is not, and will not be, either after receipt of payment for the Forward Shares and pursuant to the Forward Sale Agreements, or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

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(dd)     No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the shares of Common Stock or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Forward Shares, whether to facilitate the sale or resale of the Forward Shares, and has taken no action which would directly or indirectly violate Regulation M.

(ee)     Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.

(ff)      FINRA Matters. All of the information provided to the Underwriters, the Forward Purchaser or the Forward Seller or to counsel for the Underwriters the Forward Purchaser or the Forward Seller by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Forward Shares is true, complete and correct and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct.

(gg)     Parties to Lock-Up Agreements. The Company has furnished to the Underwriters a letter agreement in the form attached hereto as Exhibit A (the “Lock-up Agreement”) from each of the persons listed on Exhibit B, except as otherwise indicated thereon. Such Exhibit B lists under an appropriate caption the directors and executive officers of the Company. If any additional persons shall become directors or executive officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Representative a Lock-up Agreement.

(hh)     Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ii)       No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(jj)      Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, the UK Bribery Act of 2010, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any other applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

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(kk)    Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll)      OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, after due inquiry based on the Company’s business, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of Sanctions.

(mm)   Brokers. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement or the Forward Sale Agreements.

(nn)     Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that would cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that such statement was false or misleading in any material respect.

(oo)     No Option or Right of First Refusal. No person has an option or right of first refusal to purchase all or any material portion of the Property owned by the Company or any interest therein, and to the Company’s knowledge no such right exists with respect to any Property that the Company leases (as lessee), except for such options or rights of first refusal which, if exercised, will not individually or in the aggregate have a Material Adverse Effect.

(pp)     No Lessee Default. To the Company’s knowledge, except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, if any, no lessee of any portion of any of the Properties is in default under its respective lease, and there is no event which, with notice, lapse of time or both, would constitute a default under any such lease, except in each case for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

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(qq)     No Borrower Default. To the Company’s knowledge, except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, no borrower of a Company mortgage loan is in default under its respective mortgage loan, and there is no event which, with notice, lapse of time or both, would constitute a default under any such mortgage loan, except in each case for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(rr)     No Notification of Condemnation or Zoning Change. Neither the Company nor any of the Subsidiaries, nor, to the Company’s knowledge, any seller, lessee, sublessee or operator of any Property or portion thereof, has received from any governmental authority any written notice of any condemnation of, or zoning change affecting, the Properties or any portion thereof, and the Company does not know of any such condemnation or zoning change which is threatened, except for such condemnations or zoning changes that, if consummated, would not, individually or in the aggregate, have a Material Adverse Effect; and each of the Properties, and the current and intended use and occupancy thereof, complies with all applicable zoning laws, ordinances and regulations, except where such failure does and will not, individually or in the aggregate, have a Material Adverse Effect.

(ss)     No Loss or Interference. Neither the Company nor any of the Subsidiaries has sustained since the date of the last audited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except for such loss or interference as would not individually, or in the aggregate, have a Material Adverse Effect, except as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(tt)       No Notice of Termination or Non-Renewal. Neither the Company nor any Subsidiary has sent or received any written communication regarding termination of, or intent not to renew, any of the leases, contracts or agreements referred to or described in the Time of Sale Prospectus or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any documents incorporated by reference, or deemed to be incorporated by reference, therein and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge after due inquiry, any other party to any such contract or agreement, except as described in the Prospectus and for such termination, threat or non-renewal as would not individually, or in the aggregate, have a Material Adverse Effect.

(uu)     REIT Status. Except as set forth in the Registration Statement under the heading “Certain federal income tax considerations,” from and including the Company’s taxable year ended 1992, the Company has continuously met, currently meets, and as of the time of purchase or additional time of purchase, as the case may be, will meet, the requirements for, and its proposed methods of operations as described in the Registration Statement, Time of Sale Prospectus or Prospectus will permit the Company to continue to meet the requirements for, qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986; and all statements in the Time of Sale Prospectus, Prospectus or Registration Statement regarding the Company’s qualification as a REIT are true, complete and correct in all material respects.

(vv)      Company Description. The description of the Company’s organization and method of operation and its qualification and taxation as a REIT set forth in the Registration Statement, the Time of Sale Prospectus, and the Prospectus is accurate and presents fairly the matters referred to therein.

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(ww)    Dividend Restrictions. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus or except to the extent prohibited under the Company’s existing senior credit facility or a replacement thereof and the indebtedness assumed in connection with the Company’s acquisition of properties encumbered by long term mortgage financing guaranteed by the U.S. Department of Housing and Urban Development.

(xx)     Cybersecurity. (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except as would not, in the case of this clause (A), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data, except as would not, in the case of this clause (B), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (C) have implemented backup and disaster recovery technology reasonably consistent in all material respects with industry standards and practices or otherwise as the Company generally deems reasonably adequate for its and its subsidiaries’ business.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to each Underwriter, the Forward Purchaser and the Forward Seller as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to the Underwriters, the Forward Purchaser and the Forward Seller, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.           Representations and Warranties of the Forward Seller.

The Forward Seller hereby represents, warrants and covenants to each Underwriter and the Company as of the date of this Agreement, as of the First Closing Date and as of each Option Closing Date, if any, as follows:

(a)        This Agreement has been duly authorized, executed and delivered by the Forward Seller.

(b)        The initial Forward Sale Agreement has been duly authorized, executed and delivered by the Forward Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or general equitable principles.

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(c)        Each Additional Forward Sale Agreement, if any, will be duly authorized, executed and delivered by the Forward Purchaser and, assuming due authorization, execution and delivery by the Company, will constitute a legal, valid and binding obligation of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or general equitable principles.

(d)        The Forward Seller shall, at the First Closing Date or Option Closing Date, as applicable, have the free and unqualified right to transfer any Borrowed Shares, to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters shall have the free and unqualified right to transfer the Borrowed Shares purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

Section 3.           Purchase, Sale and Delivery.

(a)       The Underwritten Forward Shares. Upon the terms herein set forth, each of the Forward Seller (with respect to the Underwritten Borrowed Shares) and the Company (with respect to any Company Top-Up Underwritten Shares), severally and not jointly, agrees to sell to each Underwriter and each Underwriter agrees, severally and not jointly, to purchase from the Forward Seller (with respect to any Underwritten Borrowed Shares) and the Company (with respect to any Company Top-Up Underwritten Shares) the respective number of Underwritten Forward Shares set forth in Schedule A hereto opposite such Underwriter’s name at $40.01 per share (the “Forward Purchase Price”). With respect to the Underwritten Forward Shares, the Forward Seller’s obligations extend solely to the number of Underwritten Borrowed Shares specified opposite its name on Schedule A.

(b)       The First Closing Date. Payment for the Underwritten Forward Shares shall be made by the Underwriters to the Forward Seller (with respect to the Underwritten Borrowed Shares) or to the Company (with respect to the Company Top-Up Underwritten Shares) at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to bank accounts designated by the Forward Seller and the Company, as the case may be, against delivery to the Representative for the respective accounts of the Underwriters of certificates or security entitlements for the Underwritten Forward Shares to be purchased by them at 10:00 a.m. New York City time, on September 12, 2019, or such other time and date agreed to by the Representative, the Forward Seller or the Company, as applicable, in writing (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representative, the Forward Purchaser or the Forward Seller to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 14. Delivery of the Underwritten Forward Shares shall be made, and the Underwritten Forward Shares shall be registered in, the name of Cede & Co. as nominee of the Depositary Trust Company, and available for checking in New York, New York not later than 4:00 p.m. New York City time on the business day prior to the First Closing Date.

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(c)       The Forward Option Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, each of the Forward Seller (with respect to any Borrowed Option Shares) and the Company (with respect to any Company Top-Up Shares), severally and not jointly, hereby grants an option to the several Underwriters to purchase, severally and not jointly, (i) up to the number of Borrowed Option Shares set forth in Schedule A (in the case of the Forward Seller) and (ii) up to the total number of Company Top-Up Option Shares (in the case of the Company), in each case at the Forward Purchase Price, less an amount per share equal to any dividend or distribution declared by the Company and payable on the Company Top-Up Underwritten Shares but not payable on the Forward Option Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Forward Option Shares as to which the Underwriters are exercising the option and (ii) the time, date and place at which certificates for the Forward Option Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Underwritten Forward Shares and such Forward Option Shares). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” shall be determined by the Representative and shall not be earlier than three or later than five full business days after delivery of such notice of exercise.

(i)       Within one business day after such notice is given, the Company shall execute and deliver to the Forward Purchaser an additional letter agreement between the Company and the Forward Purchaser (each such letter agreement, an “Additional Forward Sale Agreement”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreement), of a number of shares of Common Stock equal to the aggregate number of Forward Option Shares being purchased by the Underwriters from the Forward Seller pursuant to the exercise of such option, on terms substantially similar to the initial Forward Sale Agreement as agreed by the parties. Upon the Company’s execution and delivery to the Forward Purchaser of such Additional Forward Sale Agreement, the Forward Purchaser shall promptly execute and deliver such Additional Forward Sale Agreement to the Company, and upon such execution and delivery to the Company, upon the basis of the warranties and representations and subject to the terms and conditions herein contained, each of the Forward Seller (with respect to any Borrowed Option Shares) and the Company (with respect to any Company Top-Up Shares), severally and not jointly, hereby agrees to sell and each Underwriter agrees, severally and not jointly, to purchase the number of Forward Option Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Forward Option Shares to be purchased as the number of Underwritten Forward Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Underwritten Forward Shares. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)       If with respect to the Forward Shares, (i) any of the representations and warranties of the Company contained in Section 1 hereof or any certificate delivered by the Company pursuant hereto is not true and correct as of the First Closing Date or any Option Closing Date, as the case may be, as if made as of the First Closing Date or such Option Closing Date, as the case may be; (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the First Closing Date or any Option Closing Date, as the case may be; (iii) any of the conditions set forth in Section 4 hereof have not been satisfied on or prior to the First Closing Date or any Option Closing Date, as the case may be; (iv) this Agreement shall have been terminated pursuant to Section 14 hereof on or prior to the First Closing Date or any Option Closing Date, as the case may be, or the First Closing Date or any Option Closing Date, as the case may be, shall not have occurred; (v) any of the conditions set forth in Section 3 of the Forward Sale Agreements shall not have been satisfied on or prior to the First Closing Date or any Option Closing Date, as the case may be, or (vi) any of the representations and warranties of the Company contained in the Forward Sale Agreements is not true and correct as of the First Closing Date or any Option Closing Date, as the case may be, as if made as of the First Closing Date or any Option Closing Date, as the case may be, (clauses (i) through (vi), together, the “Conditions”), then the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Shares otherwise deliverable on such date. In addition, in the event the Forward Seller determines that (A) in connection with establishing its commercially reasonable hedge position the Forward Seller (or its affiliate) is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Shares to be sold by it hereunder, or (B) it is impracticable to do so using commercially reasonable efforts, or (C) it (or its affiliate) would incur a stock loan fee of more than 200 basis points per annum to do so with respect to all or any portion of such shares to do so, then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriters on the First Closing Date or such Option Closing Date, as the case may be, the aggregate number of shares of Common Stock that the Forward Seller or its affiliate is able to so borrow in connection with establishing its hedge position at or below such cost.

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(e)       If the Forward Seller elects, pursuant to Section 3(d) hereof, not to borrow and deliver for sale to the Underwriters on the First Closing Date or the Option Closing Date, as the case may be, the total number of Borrowed Shares to be sold by it hereunder, the Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the business day prior to the First Closing Date or such Option Closing Date, as the case may be. Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver the applicable Top-Up Shares prior to the business day following notice to the Company of the relevant number of Forward Shares so deliverable in accordance with this Section 3(e).

(f)       Delivery of the Forward Option Shares. Payment for any Forward Option Shares shall be made by the Underwriters to the Forward Seller (with respect to any Borrowed Option Shares) or the Company (with respect to any Company Top-Up Option Shares) by wire transfer of immediately available funds to bank accounts designated by the Forward Seller and the Company, as the case may be, against delivery to the Representative for the respective accounts of the Underwriters of certificates or security entitlements for the Forward Option Shares to be purchased by them at 10:00 a.m. New York City time on the Option Closing Date.

Section 4.           Additional Covenants.

The Company further covenants and agrees with each Underwriter as follows:

(a)       Commission Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Forward Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with the Rules 456(b) and 457(r) under the Securities Act.

(b)       Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to the Representative, the Forward Purchaser and the Forward Seller in New York City, without charge, prior to 10 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Forward Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Forward Shares, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representative, the Forward Purchaser and the Forward Seller may reasonably request.

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(c)       Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Forward Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representative, the Forward Purchaser and the Forward Seller for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act) without the prior written consent of the Representative, the Forward Purchaser and the Forward Seller. Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to Representative, the Forward Purchaser and the Forward Seller for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the prior written consent of the Representative, the Forward Purchaser and the Forward Seller. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d)       Free Writing Prospectuses. The Company shall furnish to the Representative, the Forward Purchaser and the Forward Seller for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the prior written consent of the Representative, the Forward Purchaser and the Forward Seller. The Company shall furnish to each Underwriter, Forward Purchaser and Forward Seller, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter, Forward Purchaser or Forward Seller may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Forward Shares (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representative, the Forward Purchaser and the Forward Seller for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the prior written consent of the Representative, the Forward Purchaser and the Forward Seller.

(e)       Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter, the Forward Purchaser, the Forward Seller or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter, Forward Purchaser or Forward Seller that such Underwriter, Forward Purchaser or Forward Seller, as applicable, otherwise would not have been required to file thereunder.

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(f)       Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Forward Shares at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, the Forward Purchaser and the Forward Seller, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 4(b) and Section 4(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters, the Forward Purchaser and the Forward Seller and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)       Certain Notifications and Required Actions. After the date of this Agreement, the Company shall promptly advise the Representative, the Forward Purchaser and the Forward Seller in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430 under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission. If, after the date of this Agreement and during any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company receives notice pursuant to Rule 401(g)(2) under the Securities Act from the Commission or otherwise ceases to be eligible to use the automatic shelf registration form, the Company shall promptly advise the Representative, the Forward Purchaser and the Forward Seller in writing of such notice or ineligibility and will (i) promptly file a new registration statement or post-effective amendment on the proper form relating to the Forward Shares, (ii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective by the Commission as soon as practicable and (iii) promptly notify the Representative, the Forward Purchaser and the Forward Seller in writing of such effectiveness.

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(h)       Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representative, the Forward Purchaser, the Forward Seller or counsel for the Underwriters, the Forward Purchaser and the Forward Seller it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 4(b) and Section 4(c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters, the Forward Purchaser, the Forward Seller and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the consent of the Representative, the Forward Purchaser or the Forward Seller to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 4(b) or Section 4(c).

(i)       Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Forward Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Forward Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Forward Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(j)       Use of Proceeds. The Company shall apply the net proceeds from the sale of the Forward Shares sold by it and pursuant to the Forward Sale Agreements in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k)       Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Forward Shares and the shares of Common Stock issuable pursuant to the Forward Sale Agreements.

(l)       Earnings Statement. The Company will make generally available to its security holders and to the Representative as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(m)      Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Forward Shares as contemplated by this Agreement, the Forward Sales Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Forward Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.

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(n)       Listing. The Company will use its best efforts to list, subject to notice of issuance, the Forward Shares and the shares of Common Stock issuable pursuant to the Forward Sale Agreements on the NYSE.

(o)       Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Forward Shares. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Representative to offerees and purchasers of the Forward Shares; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(p)       Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and continuing through and including the 30th day following the date of this Agreement (such period being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of the Representative, directly or indirectly: (i) sell, offer to sell, contract to sell or lend any shares of Common Stock or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any shares of Common Stock or Related Securities; (iii) pledge, hypothecate or grant any security interest in any shares of Common Stock or Related Securities; (iv) in any other way transfer or dispose of any shares of Common Stock or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any shares of Common Stock or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any shares of Common Stock or Related Securities; (vii) file any registration statement under the Securities Act in respect of any shares of Common Stock or Related Securities (other than as contemplated by this Agreement with respect to the Forward Shares or the Forward Sale Agreements); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby, (B) issue shares of Common Stock or Related Securities or options to purchase shares of Common Stock or Related Securities, or issue shares of Common Stock or Related Securities upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement related to the compensation of directors, officers and employees of the Company and described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (C) issue shares of Common Stock pursuant to the Company’s Dividend Reinvestment and Common Stock Purchase Plan that are not issued pursuant to a “Request for Waiver” under such Plan, (D) issues shares of Common Stock upon redemption of partnership units (“OP Units”) of the Operating Partnership, or (E) issue shares of Common Stock pursuant to the Forward Sale Agreements. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire shares of Common Stock or any securities exchangeable or exercisable for or convertible into shares of Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, shares of Common Stock.

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(q)       Future Reports to the Representative. During the period of five years hereafter, the Company will furnish, for so long as the Company is required to file reports under Section 13 or 15(d) of the Exchange Act, to the Representative, the Forward Purchaser and the Forward Seller, c/o BofA Securities, Inc., One Bryant Park, New York, NY 10036, Attention: Syndicate Department (fax: (646) 855-3073) with a copy to ECM Legal (fax: (212) 230-8730): (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 4(q) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(r)       Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Forward Shares or pursuant to the Forward Sale Agreements in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(s)       No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Common Stock or any reference security with respect to the Common Stock, whether to facilitate the sale or resale of the Forward Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(t)       Enforce Lock-Up Agreements. During the Lock-up Period, the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Common Stock or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement.

(u)       Company to Provide Interim Financial Statements. Prior to the First Closing Date and each applicable Option Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

The Representative, on behalf of the several Underwriters, the Forward Purchaser or the Forward Seller may, in their respective sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

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Section 5.           Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder, under the Forward Sale Agreements, and in connection with the transactions contemplated hereby and thereby, including without limitation (i) all expenses incident to the issuance and delivery of the Forward Shares and the shares of Common Stock issuable pursuant to the Forward Sale Agreements (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Forward Shares and the shares of Common Stock issuable pursuant to the Forward Sale Agreements, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Forward Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, this Agreement and the Forward Sale Agreements, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company, the Underwriters, the Forward Purchaser or the Forward Seller in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Forward Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters, the Forward Purchaser and the Forward Seller of such qualifications, registrations and exemptions, (vii) the costs, fees and expenses incurred by the Underwriters, the Forward Purchaser and the Forward Seller in connection with determining their compliance with the rules and regulations of FINRA, including any related filing fees and the legal fees of, and disbursements by, counsel to the Underwriters, the Forward Purchaser and the Forward Seller, (viii) the costs and expenses of the Company relating to investor presentations on any “road show”, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the fees and expenses associated with listing the Forward Shares and the shares of Common Stock issuable pursuant to the Forward Sale Agreements on the NYSE, and (x) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 5 or in Section 8, Section 10 or Section 11 hereof, the Underwriters, the Forward Purchaser and the Forward Seller shall pay their own expenses, including the fees and disbursements of their counsel.

Section 6.           Covenant of the Underwriters and the Forward Seller. Each Underwriter and the Forward Seller severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter or Forward Seller that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 7.           Conditions of the Obligations of the Underwriters and the Forward Seller. The respective obligations of the several Underwriters and the Forward Seller hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Forward Option Shares, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

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(a)          Comfort Letter.

(i)       On the date hereof and on the First Closing Date, the Representative, the Forward Purchaser and the Forward Seller shall have received from Ernst & Young LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Representative, the Forward Purchaser and the Forward Seller, in form and substance satisfactory to the Representative, the Forward Purchaser and the Forward Seller containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b)          Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.

(i)       The Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information previously omitted from the Registration Statement pursuant to such Rule 430B, and such post-effective amendment shall have become effective.

(ii)       No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii)       If a filing has been made with FINRA, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)          No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Forward Option Shares purchased after the First Closing Date, each Option Closing Date:

(i)       in the judgment of the Representative, the Forward Purchaser and the Forward Seller there shall not have occurred any Material Adverse Change; and

(ii)       there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(d)         Opinion of Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representative, the Forward Purchaser and the Forward Seller shall have received the opinions of (i) Bryan Cave Leighton Paisner LLP, counsel for the Company, and (ii) Shapiro Sher Guinot & Sandler, P.A., Maryland counsel for the Company, dated as of such date, in substantially the form provided to the Representative, the Forward Purchaser and the Forward Seller concurrently with the execution of this Agreement and to such further effect as the Representative, the Forward Purchaser and the Forward Seller shall reasonably request.

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(e)         Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representative, the Forward Purchaser and the Forward Seller shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters and the Forward Seller in connection with the offer and sale of the Forward Shares, in form and substance satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller, dated as of such date.

(f)          Officers’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representative, the Forward Purchaser and the Forward Seller, shall have received a certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 7(b)(ii) and further to the effect that:

(i)       for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;

(ii)       the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii)       the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(g)         Chief Financial Officer Certificate. The Representative, the Forward Purchaser and the Forward Seller shall have received on the date hereof and as of the First Closing Date or the Option Closing Date, as the case may be, a certificate of the Company’s Chief Financial Officer, on behalf of the Company for itself and its subsidiaries, substantially in the form attached as Schedule D hereto.

(h)         Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date the Representative, the Forward Purchaser and the Forward Seller shall have received from Ernst & Yong LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, the Forward Purchaser and the Forward Seller, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 7(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(i)         Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit A hereto from each of the persons listed on Exhibit B hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(j)         Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(k)         Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representative, the Forward Purchaser and the Forward Seller and counsel for the Underwriters, the Forward Purchaser and the Forward Seller shall have received such information, documents and opinions as they may reasonably request a reasonable period of time prior to such Closing Date for the purposes of enabling them to pass upon the issuance and sale of the Forward Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Forward Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative, the Forward Purchaser and the Forward Seller and counsel for the Underwriters, the Forward Purchaser and the Forward Seller.

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If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative, the Forward Purchaser or the Forward Seller by notice from the Representative to the Company at any time on or prior to the First Closing Date and, with respect to the Forward Option Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 8, Section 10 and Section 11 shall at all times be effective and shall survive such termination.

Section 8.           Reimbursement of Expenses. If this Agreement is terminated by the Representative pursuant to Section 7 or Section 14, or if the sale to the Underwriters of the Forward Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters, the Forward Purchaser and the Forward Seller, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters, the Forward Purchaser and the Forward Seller in connection with the proposed purchase and the offering and sale of the Forward Shares, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 9.           Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 10.         Indemnification.

(a)         Indemnification of the Underwriters, the Forward Purchaser and the Forward Seller. The Company agrees to indemnify and hold harmless each Underwriter, the Forward Purchaser and the Forward Seller and their respective affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter, the Forward Purchaser and the Forward Seller within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, the Forward Purchaser and the Forward Seller or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Forward Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Material or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter, the Forward Purchaser and the Forward Seller in connection with, or relating in any manner to, the Forward Shares or the offering contemplated hereby, but only to the extent such act or failure to act is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above; and to reimburse each Underwriter, the Forward Purchaser and the Forward Seller and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel) as such expenses are incurred by such Underwriter, the Forward Purchaser and the Forward Seller or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter, the Forward Purchaser and the Forward Seller furnished to the Company by the Representative, the Forward Purchaser and the Forward Seller in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any Marketing Material or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 10(b) below. The indemnity agreement set forth in this Section 10(a) shall be in addition to any liabilities that the Company may otherwise have.

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(b)         Indemnification of the Company, its Directors and Officers, Forward Purchaser and Forward Seller. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless (i) the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and (ii) the Forward Purchaser and the Forward Seller and each person, if any, who controls the Forward Purchaser or the Forward Seller within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person, or the Forward Purchaser, the Forward Seller, or any such controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter, Forward Purchaser or Forward Seller furnished to the Company by the Representative in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person, the Forward Purchaser, the Forward Seller, or any such controlling person, for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person, the Forward Purchaser, the Forward Seller, or any such controlling person, in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representative has furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the second sentence of the fourth paragraph under the caption “Underwriting”, the first sentence of the first paragraph under the caption “Underwriting – Commissions and discounts”, and the fifth, sixth, and seventh sentences of the second paragraph under the caption “Underwriting – Price stabilization, short positions and penalty bids” in the Preliminary Prospectus Supplement and the Final Prospectus Supplement. The indemnity agreement set forth in this Section 10(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

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(c)         Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representative (in the case of counsel for the indemnified parties referred to in Section 10(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 10(b) above)) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

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(d)         Settlements. The indemnifying party under this Section 10 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 10(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could reasonably be expected to have been a party and indemnity was or could reasonably be expected to have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 11.        Contribution. If the indemnification provided for in Section 10 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, the Forward Purchaser and the Forward Seller, on the other hand, from the offering of the Forward Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, the Forward Purchaser and the Forward Seller on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, the Forward Purchaser and the Forward Seller on the other hand, in connection with the offering of the Forward Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Forward Shares pursuant to this Agreement (after deducting expenses) received by the Company (such net proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreements, assuming Physical Settlement (as defined in the applicable Forward Sale Agreement), in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, and in the case of the Forward Purchaser and the Forward Seller, the aggregate Spread (as defined in the applicable Forward Sale Agreement) retained by the Forward Purchaser under the applicable Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Purchaser and the Forward Seller. The relative fault of the Company, on the one hand, and the Underwriters, the Forward Purchaser and the Forward Seller, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, the Forward Purchaser or the Forward Seller, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 10(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 11; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 10(c) for purposes of indemnification.

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The Company, the Underwriters, Forward Purchaser and the Forward Seller agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 11.

Notwithstanding the provisions of this Section 11, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Forward Shares underwritten by it were offered exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) the Forward Seller shall not be required to contribute an amount in excess of the aggregate Spread retained by the Forward Purchaser under the Forward Sale Agreements. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 11, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 12.         Additional Issuance and Sale by the Company.

(a)       In the event that (i) all the Conditions are not satisfied on or prior to the First Closing Time (in respect of the Underwritten Borrowed Shares) or any Option Closing Date (in respect of any Borrowed Option Shares) and the Forward Seller elects, pursuant to Section 3(d) hereof not to deliver the total number of Borrowed Shares deliverable by the Forward Seller hereunder or (ii) the Forward Seller determines that (A) in connection with establishing its commercially reasonable hedge position the Forward Seller (or its affiliate) is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Shares to be sold by it hereunder, or (B) it is impracticable to do so using commercially reasonable efforts, or (C) it (or its affiliate) would incur a stock loan fee of more than 200 basis points per annum to do so with respect to all or any portion of such shares to do so, then, in each case, the Company shall issue and sell to the Underwriters on the First Closing Date or Option Closing Date, as the case may be, pursuant to Section 3 hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Shares otherwise deliverable on such date that the Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representative shall have the right to postpone the First Closing Date or Option Closing Date, as the case may be, for a period not exceeding one business day in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 12(a): (i) in lieu of any Underwritten Borrowed Shares are referred to herein as the “Company Top-Up Underwritten Shares” and (ii) in lieu of any Borrowed Option Shares are referred to herein as the “Company Top-Up Option Shares.”

(b)       Neither the Forward Purchaser nor the Forward Seller shall have any liability whatsoever for any Borrowed Shares that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the First Closing Date or the Option Closing Date, as applicable, and the Forward Seller elects, pursuant to Section 3(d) not to deliver and sell to the Underwriters the Borrowed Shares to be sold by it or the Forward Seller determines that (A) in connection with establishing its commercially reasonable hedge position the Forward Seller (or its affiliate) is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Shares to be sold by it hereunder, or (B) it is impracticable to do so using commercially reasonable efforts, or (C) it (or its affiliate) would incur a stock loan fee of more than 200 basis points per annum to do so with respect to all or any portion of such shares to do so.

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Section 13.         Default of One or More of the Several Underwriters. If, on the First Closing Date or any Option Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Forward Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Forward Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Forward Shares to be purchased on such date, the Representative may make arrangements satisfactory to the Company for the purchase of such Forward Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Underwritten Forward Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Underwritten Forward Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Forward Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase Forward Shares and the aggregate number of Forward Shares with respect to which such default occurs exceeds 10% of the aggregate number of Forward Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Forward Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5, Section 8, Section 10 and Section 11 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 13. Any action taken under this Section 13 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 14.         Termination of this Agreement. Prior to the First Closing Date, this Agreement may be terminated by the Representative, the Forward Purchaser or the Forward Seller by notice given to the other parties hereto if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the NASDAQ or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York and Maryland authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Forward Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative, the Forward Purchaser or the Forward Seller there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative, the Forward Purchaser or the Forward Seller may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. For purposes of this Section 14, a temporary suspension of non-essential U.S. federal government operations resulting from the failure to enact a continuing appropriations resolution shall not, in and of itself and without more, constitute an event giving rise to a termination right hereunder, but the impact of such suspension shall be taken into account in determining whether an event described in clauses (i) through (v) of the preceding sentence has occurred. Any termination pursuant to this Section 14 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriters, the Forward Purchaser or the Forward Seller pursuant to Section 5 or Section 8  hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 10 and Section 11 shall at all times be effective and shall survive such termination.

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Section 15.         No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Forward Shares pursuant to this Agreement, including the determination of the public offering price of the Forward Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, the Forward Purchaser and the Forward Seller, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter, the Forward Purchaser and the Forward Seller is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, or its creditors, employees or any other party, (c) none of the Underwriters, the Forward Purchaser or the Forward Seller has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter, Forward Purchaser or Forward Seller has advised or is currently advising the Company on other matters) and none of the Underwriters, the Forward Purchaser or the Forward Seller has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters, the Forward Purchaser and the Forward Seller and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) none of the Underwriters, the Forward Purchaser or the Forward Seller has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 16.         Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Forward Purchaser, the Forward Seller or any controlling person, or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Forward Shares sold hereunder and any termination of this Agreement.

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Section 17.         Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:	BofA Securities, Inc. One Bryant Park New York, New York 10036 Facsimile: (646) 855-3073 Attention: Syndicate Department with copy to ECM Legal (212) 230-8730

with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Facsimile: (212) 735-200 Attention: David J. Goldschmidt
If to the Forward Seller:	BofA Securities, Inc. One Bryant Park New York, New York 10036 Attention: Rohan Handa Telephone: (646) 855–8654
with a copy to:	Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Attention: Prabhat Mehta
If to the Forward Purchaser:	Bank of America, N.A. at c/o BofA Securities, Inc. One Bryant Park New York, New York 10036 Attention: Rohan Handa Telephone: (646) 855–8654
with a copy to:	Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Attention: Prabhat Mehta
If to the Company:	Omega Healthcare Investors, Inc. 303 International Circle, Suite 200 Hunt Valley, Maryland 21030 Facsimile: (410) 427 1700 Attention: Robert O. Stephenson, Chief Financial Officer
with a copy to:	Bryan Cave Leighton Paisner LLP One Atlantic Center, Fourteenth Floor 1201 W. Peachtree St., N.W. Atlanta, Georgia 30309 Facsimile: (404) 572-6999 Attention: Eliot W. Robinson

Any party hereto may change the address for receipt of communications by giving written notice to the others.

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Section 18.         Recognition of the U.S. Special Resolution Regimes.

(a)       In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)       In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 18, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 19.         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 13 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 10 and Section 11, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Forward Shares as such from any of the Underwriters merely by reason of such purchase.

Section 20.         Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 21.         Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

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Section 22.         General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 10 and the contribution provisions of Section 11, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 10 and Section 11 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

[Signature Pages Follow]

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EXECUTION VERSION

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

OMEGA HEALTHCARE INVESTORS, INC.

By:	/s/ Robert O. Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer

[Company Signature Page to Underwriting Agreement]

EXECUTION VERSION

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in New York, New York as of the date first above written.

BofA Securities, Inc.

Acting individually and as Representative

of the several Underwriters named in

the attached Schedule A.

BofA Securities, Inc.

By:	/s/ Gray Hampton
Name: Gray Hampton
Title: Vice Chairman

[Underwriter Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Forward Seller in New York, New York as of the date first above written.

BofA Securities, Inc.

Acting in its capacity as Forward Seller.

By:	/s/ Gray Hampton
Name: Gray Hampton
Title: Vice Chairman

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Forward Purchaser in New York, New York as of the date first above written.

Bank of America, N.A.

Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement.

By:	/s/ Gray Hampton
Name: Gray Hampton
Title: Vice Chairman

Schedule A

Underwriters	Number of Underwritten Forward Shares to be Purchased
BofA Securities, Inc.	7,500,000
Total	7,500,000

Forward Seller	Number of Underwritten Borrowed Shares to be Sold	Maximum Number of Borrowed Option Shares to be Sold
BofA Securities, Inc.	7,500,000	1,125,000
Total	7,500,000	1,125,000

Schedule B

Number of Underwritten Forward Shares: 7,500,000

Initial price of the Underwritten Forward Shares Offered as to Each Investor: The Price Paid by Such Investor

Free Writing Prospectuses Included in the Time of Sale Prospectus: None

Schedule C

Subsidiaries

Subsidiary Name	State of Formation
OHI Asset (MI), LLC	Delaware
OHI Healthcare Properties Limited Partnership, L.P.	Delaware

Schedule D

CHIEF FINANCIAL OFFICER’S CERTIFICATE

September 12, 2019

I, Robert O. Stephenson, Chief Financial Officer of Omega Healthcare Investors, Inc., a Maryland corporation (the “Company”), hereby certify, on behalf of the Company and its subsidiaries, that:

1.       I am knowledgeable with respect to the accounting records and internal accounting practices, policies, procedures and controls of the Company and its subsidiaries and as the Chief Financial Officer of the Company have responsibility for financial and accounting matters with respect to the Company and its subsidiaries, including, among other things: (i) preparing quarterly and annual financial statements and related disclosures for the Company in conformity with generally accepted accounting principles in the United States and (ii) maintaining adequate internal control over financial reporting.

2.       I, or persons under my supervision, have reviewed the circled information on the attached copies of selected pages from the preliminary prospectus supplement dated September 9, 2019 (the “Preliminary Prospectus Supplement”), including pages from certain of the documents incorporated by reference therein (the “Circled Information”), and believe such Circled Information, as of the date of the preliminary prospectus supplement and the date hereof, matches or is accurately derived from the applicable internal accounting or financial records of the Company.

3.       Nothing has come to my attention to cause me to believe that, for the period from June 30, 2019 to the date hereof, there was any material change to the financial information included or incorporated by reference into the Preliminary Prospectus Supplement other than those changes that the Prospectus Supplement disclosed have occurred or may occur.

This certificate is being furnished to the Underwriters, the Forward Purchaser and the Forward Seller to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Forward Shares.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has hereunto set his hands on the date first set forth above.

OMEGA HEALTHCARE INVESTORS, INC. for itself and its subsidiaries

Name:	Robert O. Stephenson
Title:	Chief Financial Officer

Exhibit A

Form of Lock-up Agreement

September 9, 2019

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

As Representative of the several Underwriters

RE:     Omega Healthcare Investors, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of shares of common stock, par value $0.10 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares and understands that the BofA Securities, Inc. (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the forward seller named therein, the forward purchaser named therein and the Company providing for the public offering of Shares (the “Offering”). The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of the Representative, which may withhold its consent in its sole discretion:

•	Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned over which the undersigned or such Family Member has voting or dispositive power,

•	enter into any Swap,

•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the Shares, and the sale of the Shares to you, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to the transfer of Shares or Related Securities by gift, or by will or intestate succession to a Family Member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member; provided, however, that in any such case, it shall be a condition to such transfer that:

A-1

•	each transferee executes and delivers to the Representative an agreement in form and substance satisfactory to the Representative stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto), and

•	prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Shares in connection with such transfer.

The foregoing restrictions will not apply to the establishment of a trading plan pursuant to Rule 10b5-1 (a “10b5-1 Plan”) promulgated under the Exchange Act, provided that (i) such plan does not provide for the transfer of Shares or any securities convertible into or exercisable or exchangeable for Shares during the Lock-Up Period and (ii) no filing or public announcement under the Exchange Act or otherwise is required or voluntarily made by or on behalf of the undersigned or the Company in connection with the establishment of such plan.

Further, notwithstanding the foregoing, if the undersigned has, prior to the date hereof, entered into a 10b5-1 Plan, nothing in this Agreement shall be deemed to prohibit the undersigned from disposing of such Shares or securities convertible into or exchangeable or exercisable for Shares pursuant to the terms of any such pre-existing legal obligation or trading plan; provided that if any public report or filing is made with the Commission in connection with such sales or transfers under an existing 10b5-1 Plan, such report or filing indicates that such sales or transfers are being made pursuant to an existing 10b5-1 Plan.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and you.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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Signature

Printed Name of Person Signing

(Indicate capacity of person signing if
signing as custodian or trustee, or on behalf
of an entity)

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Certain Defined Terms
Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•	“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•	“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 30 days after the date of the Underwriting Agreement, or if later, the Option Closing under the Underwriting Agreement.

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•	“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

–	sell, offer to sell, contract to sell or lend,

–	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

–	pledge, hypothecate or grant any security interest in, or

–	in any other way transfer or dispose of,

in each case whether effected directly or indirectly; but shall not include the delivery of Shares pursuant to a pledge of such Shares in effect as to the date of the Prospectus.

•	“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.

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Exhibit B

Directors and Executive Officers
Signing Lock-up Agreement

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